UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2009

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

Woodland Park 2201 Cooperative Way Herndon, VA	20171-3025 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 709-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 13, 2009, National Rural Utilities Cooperative Finance Corporation (“National Rural”) entered into a Revolving Credit Agreement (“Agreement”) that provides committed revolving credit availability for commercial paper back-up and general corporate purposes.  National Rural entered into a $1,000 million 364-day credit agreement that expires on March 12, 2010, with a syndicate of 12 banks which includes the Bank of Nova Scotia, N.A., as administrative agent.  The March 13, 2009 364-day facility represents a decrease of $500 million as compared with the March 14, 2008 364-day facility.  The Agreement requires National Rural to comply with maximum leverage and minimum adjusted times interest earned ratio (“TIER”) covenants as defined in the Agreement and which are identical to the maximum leverage and minimum adjusted TIER covenants in the five-year credit agreements dated March 22, 2006 and March 16, 2007, and the terminated 364-day agreement dated March 14, 2008.  The Agreement does not contain a material adverse change provision.  If National Rural were to borrow funds under the Agreement, it would be required to repay the amount borrowed plus interest at rates specified in the agreement.  National Rural has the right to choose between a LIBOR based or Prime Rate based rate of interest plus a spread on each borrowing under this Agreement.  National Rural will pay quarterly fees to the banks as determined by pricing matrices in the Agreement.

In the 364-day revolving credit Agreement, National Rural has the right, subject to certain terms and conditions, to increase the aggregate amount of the commitments by up to $250 million either by increasing the commitment of one or more existing lenders or by adding one or more new lenders provided that no existing Lender’s commitment may be increased without the consent of the lender and administrative agent.

National Rural’s five-year credit agreements totaling $1,025 million dated March 22, 2006 and $1,125 million dated March 16, 2007, are still in effect and expire on March 22, 2011 and March 16, 2012, respectively.

At March 13, 2009, National Rural had the ability to borrow a total of $3,016.3 million, which excludes $133.68 million from Lehman Brothers Bank, FSB as National Rural does not expect Lehman Brothers Bank, FSB to fund its portion of the credit commitment under two of the three revolving credit facilities.

National Rural remains in compliance with all covenants and conditions under its revolving credit agreements.

National Rural, as disclosed in its current report on Form 8-K filed February 9, 2009, also entered into a collateralized note purchase agreement in the amount of $500 million with the Federal Agricultural Mortgage Corporation.  The agreement allows National Rural to borrow up to $500 million from Farmer Mac through February 29, 2016.   As of March 13, 2009, the full amount of this collateralized note purchase agreement remains unadvanced.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By: /s/ Steven L. Lilly
       Steven L. Lilly
       Senior Vice President and Chief Financial Officer

Dated:  March 13, 2009